Exhibit 23.4
MILLER AND LENTS, LTD.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We consent to the incorporation by reference in this Registration Statement of The Williams Companies, Inc. on Form S-3 of the reference to us appearing on page 11 in the Annual Report on Form 10-K of The Williams Companies, Inc. for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

MILLER AND LENTS, LTD.
By:	/s/ Stephen M. Hamburg
Stephen M. Hamburg
Vice President

Houston, Texas
May 3, 2006